UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ESH Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	87-4000684
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

228 Park Ave S, Suite 89898 New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one right	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights included as part of the units, each right entitling the holder thereof to receive one-tenth (1/10) of one share of Class A common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-265226

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $0.0001 per share, and rights entitling the holder thereof to receive one-tenth (1/10) of one share of our Class A common stock of ESH Acquisition Corp. (the “Registrant”). The description of the units, shares of Class A common stock and rights set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-265226), originally filed with the U.S. Securities and Exchange Commission on May 26, 2022, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESH ACQUISITION CORP.

Date: June 13, 2023	By:	/s/ Jonathan Morris
Name: Jonathan Morris
Title: Chief Financial Officer